UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 30, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4, 6 and 7 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Under the Member Control Agreement of Heron Lake BioEnergy, LLC (the “Company”), Project Viking, L.L.C. (“Project Viking”) currently has the right to appoint four (4) governors to the Company’s Board of Governors, based on its current 43% ownership percentage of the capital units outstanding of the Company.  The following three Project Viking governor appointees currently sit on the Company’s Board of Governors: David M. Reinhart, Nick Bowdish and Steven H. Core.

On August 30, 2011, Project Viking notified the Company that Kenton Johnson would serve as its fourth appointee to the Company’s Board of Governors.  Mr. Johnson has not yet been named to any committees of the Board of Governors.

Kenton Johnson, age 22, currently raises corn and soybeans with his father south of Granite Falls, MN.  In May of 2007, Mr. Johnson started managing his own farming operation.  In August of 2009, Mr. Johnson became Chief Executive Officer and shareholder of Prairie View Farms, Inc.  Prairie View Farms has been a family owned and operated farming business since 1991.  In May of 2011, Mr. Johnson graduated with a Bachelor of Science degree in Agriculture Business Management from Southwest Minnesota State University in Marshall, MN.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its Annual Meeting of Members on August 30, 2011.  Of the 37,171,974 Class A and Class B units outstanding and entitled to vote at the meeting as of the record date of July 29, 2011, 24,043,307 units were present, either in person or by proxy.  Of these, 24,043,307 units were eligible to vote for Proposal 1, described below.

The following describes the matters considered by members at the Annual Meeting, as well as the final results of the votes cast at the Annual Meeting:

Proposal 1:  To approve amendments to the First Amended and Restated Articles of Organization and the Member Control Agreement to: (i) increase the number of authorized Class A Units by 30,000,000 units; (ii) automatically convert each issued and outstanding Class B Unit to a Class A Unit; (iii) fix the number of governors serving on the Board of Governors at nine (9); (iv) adjust the appointment rights of Project Viking to reflect the May 19, 2011 subscription agreement between Heron Lake BioEnergy and Project Viking, LLC; and (v) re-stagger the terms of the elected governors serving on the Board of Governors.

For	Against	Abstain
22,969,807	866,000	207,500

Of the units present at the meeting, either in person or by proxy, and eligible to vote, 95.54% of the units were voted in favor of Proposal 1.  Of the total units outstanding and entitled to vote at the meeting as of the record date, 61.8% of the units were voted in favor of Proposal 1.  As a result, Proposal 1 was approved and the Company’s First Amended and Restated Articles of Organization and Member Control Agreement were amended accordingly.  The Company’s First Amended and Restated Articles of Organization and Member Control Agreement, as amended effective August 30, 2011, are attached hereto as Exhibits 3.1 and 3.2, respectively.

ITEM 8.01	OTHER EVENTS

At the Annual Meeting of Members held on August 30, 2011, the Company also announced it was commencing a subscription rights offering to holders of its Class A units who are residents of the State of Minnesota for an aggregate of 16,500,000 Class A units at a purchase price of $0.50 per unit.  No eligible Class A unit holder may purchase more than 77.73% of the Units currently held by such unit holder as of August 30, 2011.  The offering period will begin on August 30, 2011 and is scheduled to expire on October 15, 2011.  The purchase price, percentage limitation and offering period were determined to comply with the terms of the May 19, 2011 Subscription Agreement between the Company and Project Viking.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
3.1	First Amended and Restated Articles of Organization of Heron Lake BioEnergy, LLC, as amended effective August 30, 2011
3.2	Member Control Agreement of Heron Lake BioEnergy, LLC, as amended through August 30, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Lucas G. Schneider
Lucas G. Schneider
Chief Financial Officer

Date: September 2, 2011